Exhibit 5.2

LEDGEWOOD, PC

Two Commerce Square

2001 Market Street, Suite 3400

Philadelphia, PA 19103

August 14, 2020

FTAC Olympus Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as United States counsel to FTAC Olympus Acquisition Corp., a Cayman Islands business company (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (File No. 333-241831) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), with respect to the registration, offer and sale (the “Offering”) of (i) up to 75,000,000 units of the Company (“Units”), with each Unit consisting of one Class A ordinary share of the Company, $0.0001 par value per share (“Ordinary Shares”), and one-third of one warrant to purchase one Ordinary Share (each, a “Warrant”), (ii) up to 11,250,000 Units (the “Over-Allotment Units”) that the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, with respect to the Offering and (iii) the Ordinary Shares and Warrants issued as part of the Units and the Over-Allotment Units. In connection therewith, our opinion has been requested as to certain matters referred to below.

As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, agreements of the Company, forms of agreements and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed and not verified (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that all Units will be issued and sold in the manner described in the Registration Statement and the Registration Statement has been declared effective.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. When the Units are issued, sold and paid for as part of the Offering described in the Registration Statement, such Units will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2. When the Warrants included in the Units are issued, sold and paid for as described in the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed above are limited to the federal laws of the United States of America as in effect and existing on the date hereof and, as to the Units and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. No opinion is expressed with respect to the laws of any other jurisdiction or to the application of any such laws.

We consent to the reference to this opinion and to Ledgewood in the prospectus included as part of the Registration Statement (the “Prospectus”), and to the inclusion of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

LEDGEWOOD,
a professional corporation